UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

KNOW LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, Know Labs, Inc. (the “Company”) announced the appointment of the following officers.

Peter Conley, Chief Financial Officer and SVP Intellectual Property (IP) – Mr. Conley brings over 34 years of corporate finance and equity capital markets experience, more than $5B in equity transactions, and over 20 years of specialization in strategic IP analysis, IP development and IP monetization to Know Labs, joining the company as Chief Financial Officer and SVP, Intellectual Property. He most recently served as Senior Managing Director and Head of Intellectual Property Banking at Boustead Securities, where he provided equity financing and M&A advisory services to small-cap public companies with promising disruptive technologies and strong intellectual property. Prior to Boustead, Pete was a Cofounder and Chief Operating Officer of ipCreate, a global IP development and innovation services company serving large multinational companies. He also served as managing director of ipCapital Venture Group, where he provided IP strategy and venture advisory services. During his career, Pete has held leadership roles at MDB Capital Group, The Analytiq Group / RDEX Research, Roth Capital Partners, and Lehman Brothers. He was on the founding team and Head of Equity Capital Markets at E*Offering, the investment bank of E*Trade.

Steven Kent, Chief Product Officer – Mr. Kent joins Know Labs as Chief Product Officer, where he will be responsible for product development and clinical testing. He brings more than ten years of experience as an inventor, entrepreneur, and leader in medical and health-focused consumer systems. He most recently served as Head of Health Partnerships and Corporate Strategy at Oura, a health technology company, supporting the company’s foundational strategy, research, development, and partnerships with leading healthcare institutions around the world. Previously, Steve was the founder and CEO of Invicta Medical, a medical technology company focused on sleep apnea treatment. He attended the University of Southern California where he studied economics and entrepreneurship.

Leo Trautwein, Chief Marketing Officer – Mr. Trautwein joined Know Labs in February of 2021 and he has led the Company’s marketing, business strategy functions, and regulatory efforts. With the addition of the new members to the executive team, he will prioritize the marketing role in preparation for a commercial launch. Leo has 20 years of experience in corporate strategy, marketing, and e-commerce, leading multiple initiatives for Rivian Automotive, as well as Fortune 500 companies including Jarden Corporation and Vista Outdoor Inc. He holds an MBA from Tuck School of Business at Dartmouth College and a bachelor’s degree in mechanical engineering from the University of São Paulo.

The Employment Agreements for Mr. Conley and Mr. Kent will be attached as exhibits to the Company’s Form 10-Q for the three months ended June 30, 2022.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 24, 2022. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

By: /s/ Ronald P. Erickson

Ronald P. Erickson

Chairman of the Board

May 31, 2022